Mike Salop Senior Vice President, Investor Relations 2

Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward- looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2015. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non- performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, and consumer protection requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks. 3

Hikmet Ersek President & Chief Executive Officer 4

Delivered solid results for the third quarter • Consumer money transfer performance driven by westernunion.com and the U.S. business, offset by oil related softness in many Middle East and African countries • Operating margin of 20.2% • Returned $162 million to shareholders through dividends and repurchases in the quarter; $637 million returned year-to-date Overview 5 Full Year Revenue Outlook Narrowed and EPS Outlook Affirmed

Raj Agrawal Executive Vice President & Chief Financial Officer 6

$995 $960 $372 $382 $32 $36 Q3 2015 Q3 2016 Transaction Fee Foreign Exchange Other ($ in millions) $1,378 $1,399 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.  Consolidated revenue decreased 2%, or increased 2% constant currency*  Transaction fee revenue decreased 3%  Foreign exchange revenue increased 2% Revenue 7

 80% of Company revenue  Revenue decreased 1%, or increased 1% constant currency*  Total transactions increased 2%  Cross-border principal decreased 3%, or 2% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q3 8

C2C Transaction and Revenue Analysis *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Q3 2016 9

Regions Revenue Growth/ Decline Constant Currency Rev. Growth/ Decline* Transaction Growth/ Decline % of C2C Revenue North America 6% 7% 7% 29% Europe and CIS -2% 1% 2% 26% Middle East and Africa -10% -8% -9% 19% Asia Pacific -4% -3% -5% 14% LACA 3% 8% 12% 12% Total C2C -1% 1% 2% 100% Included in C2C regions above: westernunion.com 26% 28% 29% 8% Q3 2016 Consumer-to-Consumer *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 10

 Consumer-to-Business  11% of Company revenue  Revenue declined 3%, or increased 11% constant currency*  Business Solutions  7% of Company revenue  Revenue decreased 4%, or was flat constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2B and B2B Q3 11

21.8% 20.2% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2015 Q3 2016 Operating Margin Q3  Operating margin • Negatively impacted by $15 million FTC accrual (110 basis points), foreign exchange, customer and funding mix in C2B, and incremental technology expense • Partially offset by lower compensation and depreciation and amortization expenses *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 12

 Operating margin • Negatively impacted by $15 million FTC accrual (140 basis points), foreign exchange and incremental technology expense • Partially offset by lower compensation related expenses 25.5% 23.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2015 Q3 2016 C2C Operating Margin Q3 13

 Operating margin • Negatively impacted by customer and funding mix in the U.S. electronic business C2B Operating Margin Q3 14 16.4% 9.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2015 Q3 2016

 Operating Profit  Operating profit of $3 million in the current period compared to a loss of $3 million in the prior year period  Depreciation and amortization of approximately $13 million, compared to $20 million in the prior year period  Operating profit margin improved to 3.5% from (2.7%) in the prior year period  EBITDA* margin declined to 17.1% from 17.4% in the prior year period *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. B2B Operating Profit 15

YTD September 30, 2016 Cash Flow from Operations $822 million Capital Expenditures $177 million Stock Repurchases $402 million Dividends Paid $235 million Cash Balance, September 30, 2016 $1.3 billion Debt Outstanding, September 30, 2016 $3.2 billion Financial Strength 16

 Revenue • Decrease of approximately 1%, or an increase of approximately 3% constant currency*  Operating Profit Margin • Operating margin of approximately 20%  Earnings per Share • EPS in a range of $1.60 to $1.70  Cash Flow • Cash flow from operating activities of approximately $1 billion 2016 Outlook 17 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Questions & Answers 18

Third Quarter 2016 Earnings Webcast & Conference Call November 1, 2016 Appendix 19

Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; operating income margin, excluding Paymap settlement agreement; EBITDA margin; adjusted EBITDA margin, excluding Paymap settlement agreement; diluted earnings per share, excluding Paymap settlement agreement; effective tax rate, excluding Paymap settlement agreement; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment principal per transaction change constant currency adjusted; Consumer-to-Consumer segment cross-border principal change constant currency adjusted; Consumer-to-Consumer segment region and westernunion.com revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Consumer-to-Business segment operating income margin, excluding Paymap settlement agreement; Business Solutions segment revenue change constant currency adjusted; and Business Solutions segment EBITDA margin; and revenue change outlook, constant currency adjusted. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts. Amounts included below are in millions, unless indicated otherwise. Non-GAAP Measures 20

Reconciliation of Non-GAAP Measures

	3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
Consolidated Metrics							
Revenues, as reported (GAAP)	$ 1,399.2	$ 1,380.0	$ 5,483.7	$ 1,297.7	$ 1,375.7	$ 1,377.8	$ 4,051.2
Foreign currency translation impact (a)	85.4	73.9	322.6	57.4	48.9	52.1	158.4
Revenues, constant currency adjusted	$ 1,484.6	$ 1,453.9	$ 5,806.3	$ 1,355.1	$ 1,424.6	$ 1,429.9	$ 4,209.6
Prior year revenues, as reported (GAAP)	$ 1,440.9	$ 1,409.9	$ 5,607.2	$ 1,320.9	$ 1,383.6	$ 1,399.2	$ 4,103.7
Revenue change, as reported (GAAP)	(3)%	(2)%	(2)%	(2)%	(1)%	(2)%	(1)%
Revenue change, constant currency adjusted	3 %	3 %	4 %	3 %	3 %	2 %	3 %
Operating income, as reported (GAAP)	$ 304.5	$ 281.8	$ 1,109.4	$ 258.6	$ 260.3	$ 278.3	$ 797.2
Paymap settlement agreement (b)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
Operating income, excluding Paymap settlement agreement	$ 304.5	$ 281.8	$ 1,144.7	$ 258.6	$ 260.3	$ 278.3	$ 797.2
Operating income margin, as reported (GAAP)	21.8 %	20.4 %	20.2 %	19.9 %	18.9 %	20.2 %	19.7 %
Operating income margin, excluding Paymap settlement agreement	N/A	N/A	20.9 %	N/A	N/A	N/A	N/A
Operating income, as reported (GAAP)	$ 304.5	$ 281.8	$ 1,109.4	$ 258.6	$ 260.3	$ 278.3	$ 797.2
Reversal of depreciation and amortization	74.4	69.0	270.2	65.6	65.9	66.4	197.9
EBITDA (c)	$ 378.9	$ 350.8	$ 1,379.6	$ 324.2	$ 326.2	$ 344.7	$ 995.1
Paymap settlement agreement (b)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
Adjusted EBITDA, excluding Paymap settlement agreement	$ 378.9	$ 350.8	$ 1,414.9	$ 324.2	$ 326.2	$ 344.7	$ 995.1
Operating income margin, as reported (GAAP)	21.8 %	20.4 %	20.2 %	19.9 %	18.9 %	20.2 %	19.7 %
EBITDA margin	27.1 %	25.4 %	25.2 %	25.0 %	23.7 %	25.0 %	24.6 %
Adjusted EBITDA margin, excluding Paymap settlement agreement	N/A	N/A	25.8 %	N/A	N/A	N/A	N/A
Net income, as reported (GAAP)	$ 232.3	$ 212.3	$ 837.8	$ 185.7	$ 205.6	$ 216.9	$ 608.2
Paymap settlement agreement (b)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
Income tax benefit from Paymap settlement agreement (b)	N/A	N/A	(11.1)	N/A	N/A	N/A	N/A
Paymap settlement agreement, net of income tax benefit (b)	N/A	N/A	24.2	N/A	N/A	N/A	N/A
Net income, excluding Paymap settlement agreement	$ 232.3	$ 212.3	$ 862.0	$ 185.7	$ 205.6	$ 216.9	$ 608.2
Diluted earnings per share ("EPS"), as reported (GAAP) ($ - dollars)	$ 0.45	$ 0.42	$ 1.62	$ 0.37	$ 0.42	$ 0.44	$ 1.23
Paymap settlement agreement ($ - dollars)	N/A	N/A	0.07	N/A	N/A	N/A	N/A
Income tax benefit from Paymap settlement agreement ($ - dollars)	N/A	N/A	(0.02)	N/A	N/A	N/A	N/A
Impact from Paymap settlement agreement, net of income tax benefit ($ - dollars)	N/A	N/A	$ 0.05	N/A	N/A	N/A	N/A
Diluted EPS, excluding Paymap settlement agreement ($ - dollars)	N/A	N/A	$ 1.67	N/A	N/A	N/A	N/A
Diluted weighted-average shares outstanding	513.2	508.6	516.7	503.2	493.0	490.3	495.5
Effective tax rate, as reported (GAAP)	12.5 %	10.4 %	11.0 %	14.6 %	7.6 %	9.6 %	10.6 %
Impact from Paymap settlement agreement (b)	N/A	N/A	0.8 %	N/A	N/A	N/A	N/A
Effective tax rate, excluding Paymap settlement agreement	N/A	N/A	11.8 %	N/A	N/A	N/A	N/A

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Reconciliation of Non-GAAP Measures

	3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
Consumer-to-Consumer Segment							
Revenues, as reported (GAAP)	$ 1,112.9	$ 1,091.2	$ 4,343.9	$ 1,017.4	$ 1,095.8	$ 1,098.9	$ 3,212.1
Foreign currency translation impact (a)	67.1	56.8	256.0	30.5	23.0	25.3	78.8
Revenues, constant currency adjusted	$ 1,180.0	$ 1,148.0	$ 4,599.9	$ 1,047.9	$ 1,118.8	$ 1,124.2	$ 3,290.9
Prior year revenues, as reported (GAAP)	$ 1,150.9	$ 1,125.3	$ 4,485.8	$ 1,038.3	$ 1,101.5	$ 1,112.9	$ 3,252.7
Revenue change, as reported (GAAP)	(3)%	(3)%	(3)%	(2)%	(1)%	(1)%	(1)%
Revenue change, constant currency adjusted	3 %	2 %	3 %	1 %	2 %	1 %	1 %
Principal per transaction, as reported ($ - dollars)	$ 315	$ 303	$ 312	$ 299	$ 301	$ 300	$ 300
Foreign currency translation impact (a) ($ - dollars)	23	16	20	7	3	3	4
Principal per transaction, constant currency adjusted ($ - dollars)	$ 338	$ 319	$ 332	$ 306	$ 304	$ 303	$ 304
Prior year principal per transaction, as reported ($ - dollars)	$ 339	$ 323	$ 335	$ 315	$ 316	$ 315	$ 315
Principal per transaction change, as reported	(7)%	(6)%	(7)%	(5)%	(5)%	(5)%	(5)%
Principal per transaction change, constant currency adjusted	0 %	(1)%	(1)%	(3)%	(4)%	(4)%	(3)%
Cross-border principal, as reported ($ - billions)	$ 18.9	$ 18.4	$ 73.6	$ 17.3	$ 18.5	$ 18.4	$ 54.2
Foreign currency translation impact (a) ($ - billions)	1.3	1.2	4.9	0.4	0.2	0.2	0.8
Cross-border principal, constant currency adjusted ($ - billions)	$ 20.2	$ 19.6	$ 78.5	$ 17.7	$ 18.7	$ 18.6	$ 55.0
Prior year cross-border principal, as reported ($ - billions)	$ 20.0	$ 19.2	$ 77.2	$ 17.5	$ 18.8	$ 18.9	$ 55.2
Cross-border principal change, as reported	(6)%	(4)%	(5)%	(2)%	(1)%	(3)%	(2)%
Cross-border principal change, constant currency adjusted	1 %	1 %	2 %	1 %	0 %	(2)%	0%

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22

Reconciliation of Non-GAAP Measures

	3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
Consumer-to-Consumer Segment (cont.)							
North America region revenue change, as reported (GAAP)	2 %	3 %	2 %	3 %	6 %	6 %	5 %
North America region foreign currency translation impact (a)	2 %	2 %	1 %	2 %	1 %	1 %	1 %
North America region revenue change, constant currency adjusted	4 %	5 %	3 %	5 %	7 %	7 %	6 %
Europe and CIS region revenue change, as reported (GAAP)	(9)%	(7)%	(8)%	(3)%	(3)%	(2)%	(3)%
Europe and CIS region foreign currency translation impact (a)	9 %	8 %	10 %	3 %	2 %	3 %	3 %
Europe and CIS region revenue change, constant currency adjusted	0 %	1 %	2 %	0 %	(1)%	1 %	0 %
Middle East and Africa region revenue change, as reported (GAAP)	(2)%	(4)%	(4)%	(4)%	(4)%	(10)%	(6)%
Middle East and Africa region foreign currency translation impact (a)	5 %	4 %	5 %	3 %	1 %	2 %	2 %
Middle East and Africa region revenue change, constant currency adjusted	3 %	0 %	1 %	(1)%	(3)%	(8)%	(4)%
APAC region revenue change, as reported (GAAP)	(7)%	(5)%	(5)%	(4)%	(3)%	(4)%	(4)%
APAC region foreign currency translation impact (a)	7 %	5 %	5 %	3 %	2 %	1 %	3 %
APAC region revenue change, constant currency adjusted	0 %	0 %	0 %	(1)%	(1)%	(3)%	(1)%
LACA region revenue change, as reported (GAAP)	1 %	(1)%	3 %	(5)%	0 %	3 %	(1)%
LACA region foreign currency translation impact (a)	7 %	6 %	7 %	6 %	6 %	5 %	6 %
LACA region revenue change, constant currency adjusted	8 %	5 %	10 %	1 %	6 %	8 %	5 %
westernunion.com revenue change, as reported (GAAP)	22 %	21 %	21 %	16 %	19 %	26 %	20 %
westernunion.com foreign currency translation impact (a)	6 %	4 %	5 %	2 %	1 %	2 %	2 %
westernunion.com revenue change, constant currency adjusted	28 %	25 %	26 %	18 %	20 %	28 %	22 %

WESTERN UNION WU
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Reconciliation of Non-GAAP Measures

	3Q15	4Q15	FY2015	1Q16	2Q16	3Q16	YTD 3Q16
Consumer-to-Business Segment							
Revenues, as reported (GAAP)	$ 160.1	$ 161.9	$ 637.7	$ 156.1	$ 154.2	$ 155.7	$ 466.0
Foreign currency translation impact (a)	5.6	7.8	24.6	20.9	21.9	22.8	65.6
Revenues, constant currency adjusted	$ 165.7	$ 169.7	$ 662.3	$ 177.0	$ 176.1	$ 178.5	$ 531.6
Prior year revenues, as reported (GAAP)	$ 150.4	$ 155.3	$ 598.8	$ 157.8	$ 157.9	$ 160.1	$ 475.8
Revenue change, as reported (GAAP)	6 %	4 %	6 %	(1)%	(2)%	(3)%	(2)%
Revenue change, constant currency adjusted	10 %	9 %	11 %	12 %	12 %	11 %	12 %
Operating income, as reported (GAAP)	$ 26.2	$ 19.3	$ 68.6	$ 22.9	$ 17.7	$ 14.2	$ 54.8
Paymap settlement agreement (b)	N/A	N/A	35.3	N/A	N/A	N/A	N/A
Operating income, excluding Paymap settlement agreement	$ 26.2	$ 19.3	$ 103.9	$ 22.9	$ 17.7	$ 14.2	$ 54.8
Operating income margin, as reported (GAAP)	16.4 %	11.9 %	10.8 %	14.6 %	11.5 %	9.1 %	11.8 %
Operating income margin, excluding Paymap settlement agreement	N/A	N/A	16.3 %	N/A	N/A	N/A	N/A
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 101.2	$ 101.9	$ 398.7	$ 99.2	$ 100.8	$ 97.2	$ 297.2
Foreign currency translation impact (a)	10.9	7.7	36.1	4.6	3.0	3.5	11.1
Revenues, constant currency adjusted	$ 112.1	$ 109.6	$ 434.8	$ 103.8	$ 103.8	$ 100.7	$ 308.3
Prior year revenues, as reported (GAAP)	$ 105.8	$ 101.2	$ 404.6	$ 98.0	$ 97.6	$ 101.2	$ 296.8
Revenue change, as reported (GAAP)	(4)%	1 %	(1)%	1 %	3 %	(4)%	0 %
Revenue change, constant currency adjusted	6 %	8 %	7 %	6 %	6 %	0 %	4 %
Operating income/(loss), as reported (GAAP)	$ (2.7)	$ 3.8	$ 2.8	$ 2.4	$ 5.1	$ 3.4	$ 10.9
Reversal of depreciation and amortization	20.3	12.7	57.4	12.6	13.1	13.2	38.9
EBITDA (c)	$ 17.6	$ 16.5	$ 60.2	$ 15.0	$ 18.2	$ 16.6	$ 49.8
Operating income/(loss) margin, as reported (GAAP)	(2.7)%	3.7 %	0.7 %	2.4 %	5.0 %	3.5 %	3.7 %
EBITDA margin	17.4 %	16.2 %	15.1 %	15.1 %	18.1 %	17.1 %	16.7 %
2016 Consolidated Outlook Metrics							
Revenue change	(1)%						
Foreign currency translation impact (a)	4%						
Revenue change, constant currency adjusted	3%						

Non-GAAP related notes:

(a) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(b) Represents the impact from a settlement agreement reached with the Consumer Financial Protection Bureau regarding the Equity Accelerator service of Paymap, Inc., a subsidiary of the Company. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(c) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

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